Exhibit 1.1

Execution Version

SEMGROUP CORPORATION

Shares of Class A Common Stock

Having an Aggregate Offering Price of up to $300,000,000

EQUITY DISTRIBUTION AGREEMENT

November 8, 2016

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road, 8th Floor

Atlanta, Georgia 30326

Ladies and Gentlemen:

SemGroup Corporation, a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and SunTrust Robinson Humphrey, Inc. (each, a “Manager” and collectively, the “Managers”) as follows:

1. Description of Shares.

The Company proposes to issue and sell through or to the Managers, each acting as agent or principal, shares of its Class A Common Stock, par value $0.01 per share (“Common Stock”), having an aggregate gross sales price of up to $300,000,000 (the “Shares”) from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. The Company agrees that whenever it determines to sell Shares directly to any Manager as principal it will enter into a separate written agreement, in form and substance satisfactory to the Company and such Manager, containing the terms and conditions of such sale with such Manager (a “Terms Agreement”).

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules and Regulations”), with the Commission a registration statement on Form S-3 (File No. 333-210044), including a base prospectus, relating to the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file with the Commission in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).

The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Managers, for use by the Managers, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. The “Registration Statement,” as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Any reference to the term “Registration Statement” shall be deemed to include any Rule 462(b) Registration Statement. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

2. Representations and Warranties.

The Company represents and warrants to the Managers as of the date hereof and as of each Representation Date (as defined below), as of each Applicable Time (as defined below) and as of each Settlement Date (as defined below) (in each case as if such representations and warranties were made as of such date, but modified to relate to the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date) and agree with the Managers, as follows:

(a) Registration Statement. An automatic shelf registration statement on Form S-3 (File No. 333-210044) relating to the Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been made available by the Company to the Managers.

(b) New Registration Statement. To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement or the Company is not a “well known seasoned issuer” as defined in Rule 405 or otherwise is unable to make the representations set forth in Section 2(e) at any time when such representations are required, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall use its commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “base prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c) No Stop Order. The Commission has not issued any order preventing or suspending the use of the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(d) Ineligible Issuer. The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or any other offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, and is not on the date hereof, an “ineligible issuer” (as defined in Rule 405).

(e) Well-Known Seasoned Issuer. The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Shares, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the date hereof.

(f) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Securities Act and the Rules and Regulations. The Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on each Applicable Time and Settlement Date to the applicable requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act and the Rules and Regulations, as applicable.

(g) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information included in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Managers specifically for inclusion therein, which information is specified in Section 7(b).

(h) No Material Misstatements or Omissions in the Prospectus. The Prospectus will not, as of its date and at each Applicable Time and Settlement Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Managers specifically for inclusion therein, which information is specified in Section 7(b).

(i) Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement and the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) No Issuer Free Writing Prospectus. The Company has not made and will not make any offer related to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(k) Forward-Looking and Supporting Information. Each of the statements made by the Company in the Registration Statement and the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act was made with a reasonable basis and in good faith.

(l) Formation and Qualification of the Company, its Significant Subsidiaries and White Cliffs. Each of the Company, its “significant subsidiaries” (as defined in Rule 405), White Cliffs Pipeline, L.L.C., a Delaware limited liability company (“White Cliffs”), and any other subsidiary listed on Exhibit B (excluding White Cliffs, each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction (as set forth on Exhibit B) in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, (i) reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, partners’ capital or members’ equity, properties, management, business, prospects or net worth of the Company and its subsidiaries, taken as a whole (a

“Material Adverse Effect”) or (ii) subject the stockholders of the Company to any material liability or disability. Each of the Company and its Significant Subsidiaries has all power and authority, as the case may be, necessary to own or lease its properties and to conduct the business in which it is engaged. For the avoidance of doubt, any reference in this Agreement to Significant Subsidiary, Significant Subsidiaries, subsidiary or subsidiaries shall not include White Cliffs.

(m) Capitalization and Validly Issued Shares. As of the date hereof, the Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the issued and outstanding shares of capital stock or other ownership interest of each Significant Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are wholly or partially owned directly or indirectly by the Company as set forth on Exhibit B, free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except for Liens (i) arising in connection with that certain Amended and Restated Credit Agreement, dated as of September 30, 2016, among the Company, as Borrower, the lenders party thereto from time to time, and Wells Fargo Bank, National Association, as administrative agent and collateral agent, as amended to date (as amended, the “SemGroup Credit Agreement”) or (ii) as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) Valid Issuance of Shares to be Issued. The Shares to be issued and sold by the Company hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(o) No Options, Preemptive Rights, Registration Rights or Other Rights. Except as described in the Registration Statement and the Prospectus or as provided for in the charter or bylaws (or similar organizational documents) of the Company or any of its Significant Subsidiaries, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Company or any of its Significant Subsidiaries. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company.

(p) Authorization, Execution and Delivery of the Equity Distribution Agreement. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(q) No Conflicts. None of (i) the offering, issuance or sale of the Shares as described in the Registration Statement and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Company, (iii) the consummation of the transactions contemplated by this

Agreement or (iv) the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Prospectus (A) conflicts with or will conflict with or constitutes or will constitute a violation of the provisions of the charter or bylaws (or similar organizational documents) of the Company or any of its Significant Subsidiaries, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a change of control or default (or an event that, with notice or lapse of time or both, would constitute such an event) under, the SemGroup Credit Agreement or any indenture, mortgage, deed of trust, license, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries are a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets in a proceeding to which any of them or their property is a party or is bound or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the SemGroup Credit Agreement) upon any property or assets of the Company or any of its subsidiaries, except in the case of clauses (B), (C) and (D) for any such conflicts, violations, breaches, defaults or Liens that, individually or in the aggregate, have not materially impaired or will not materially impair the ability of the Company to consummate the transactions provided for in this Agreement.

(r) No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required in connection with (i) the offering, issuance or sale of the Shares as described in the Registration Statement and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Company, (iii) the consummation of the transactions contemplated by this Agreement or (iv) the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Prospectus, except for registration of the Shares under the Securities Act and consents required under the Exchange Act, applicable state securities or “Blue Sky” laws and the rules of FINRA in connection with the purchase and sale of the Shares by the Managers.

(s) No Defaults. Neither the Company nor any of its subsidiaries is in (i) violation of its charter or bylaws (or similar organizational documents), (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, except in the cases of clauses (ii) and (iii) for any such breaches, defaults and violations that, individually or in the aggregate, would not reasonably be expected to materially impair the ability the Company to consummate the transactions provided for in this Agreement.

(t) Financial Statements. The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The other financial information of the Company, including non-GAAP financial measures, if any, contained in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries, and fairly presents in all material respects the information purported to be shown thereby.

(u) Pro Forma Financial Statements. The pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus. The pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(v) Independent Registered Public Accounting Firms. Each of (i) BDO USA, LLP, who has certified certain financial statements of the Company and White Cliffs, and (ii) to our knowledge, Grant Thornton LLP, who has certified certain financial statements of NGL Energy Partners LP, a Delaware limited partnership (“NGL”), whose reports are incorporated by reference in the Registration Statement and the Prospectus, are independent registered public accounting firms with respect to each of the Company, White Cliffs and NGL, as the case may be, as required by the Securities Act and the Public Company Accounting Oversight Board (the “PCAOB”).

(w) Books and Records. The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined under Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. The Company and each of its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorizations; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by BDO USA, LLP and reviewed by the audit committee of the board of directors of the Company (the “Audit Committee”), there were no material weaknesses in the Company’s or any of its subsidiaries’ internal controls.

(x) Disclosure Controls and Procedures. (i) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined under Rule 13a-15(e) of the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(y) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by BDO USA, LLP and reviewed by the Audit Committee, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the ability of the Company or any of its consolidated subsidiaries to record, process, summarize and report financial information, or any material weaknesses in internal controls over financial reporting of the Company or any of its consolidated subsidiaries or (B) any fraud, whether or not material, that involves management or other employees of the Company or any of its subsidiaries who have a significant role in the Company’s or any of its consolidated subsidiaries’ internal control over financial reporting, and (ii) there have been no changes in the Company’s or any of its consolidated subsidiaries’ internal control over financial reporting that have materially affected or are reasonably likely to material affect the Company’s or any of its consolidated subsidiaries’ internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(z) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Estimates” incorporated by reference into the Prospectus accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(aa) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Company or the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated in connection therewith or the rules of the NYSE, in each case that are effective and applicable to the Company.

(bb) No Material Changes. Except as described in the Registration Statement and the Prospectus, since the date of the latest audited financial statements included in the Prospectus, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business or (v) other than dividends or distributions paid in the ordinary course, declared or paid any dividend or distribution on its equity interests, and since such date, there has not been any change in the equity interests, as applicable, or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, partners’ capital or members’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) Title to Properties. The Company and each of its subsidiaries, directly or indirectly, have good and marketable title to all real property and good title to all personal property described in the Registration Statement and the Prospectus as being owned by it, in each case free and clear of all Liens except as described in the Registration Statement and the Prospectus and except for any Liens that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All real property and buildings held under lease by the Company and its subsidiaries, directly or indirectly, are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such properties taken as a whole as described in the Registration Statement and the Prospectus.

(dd) Rights of Way. The Company and each of its subsidiaries, directly or indirectly, have such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct their businesses in the manner described, subject to the limitations described in the Registration Statement and the Prospectus, if any, except for such rights-of-way that, if not obtained, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the Company and each of its subsidiaries have fulfilled and performed, in all material respects, their obligations with respect to such rights-of-way; and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(ee) Permits. Except as described in the Registration Statement and the Prospectus, the Company and each of its subsidiaries, directly or indirectly, have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct their businesses in the manner described in the Registration Statement and the Prospectus, except for any failures to have a Permit that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permits, or has any reason to believe that any such Permits will not be renewed in the ordinary course, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(ff) Intellectual Property. The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their businesses and have no reason to believe that the conduct of their businesses conflicts with, and have not received any notice of any claim of conflict with, any such rights of others, except in each case as could not reasonably be expected to have a Material Adverse Effect.

(gg) Legal Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of the Company to consummate the transactions provided for in this Agreement; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(hh) Contracts to be Described or Filed. There are no contracts or other documents required by the Securities Act to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(ii) Summaries of Law. Statements made in the Prospectus insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, or legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, and legal and governmental proceedings or contracts and other documents in all material respects.

(jj) Insurance. The Company and each of its Significant Subsidiaries maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses against such losses and risks as is reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. All policies of insurance of the Company and its Significant Subsidiaries are in full force and effect; and the

Company and each of its Significant Subsidiaries are in compliance with the terms of such policies in all material respects; neither the Company nor any of its Significant Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its Significant Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Significant Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(kk) Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among the Company, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of the Company, on the other hand, that is required by the Securities Act to be disclosed in the Registration Statement and the Prospectus that is not so disclosed. There are no outstanding personal loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the executive officers, directors or managers of the Company or any of its subsidiaries or their respective family members.

(ll) No Labor Dispute. No labor disturbance by or dispute with the employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is imminent or threatened that could reasonably be expected to have a Material Adverse Effect.

(mm) Environmental Compliance. (i) The Company and each of its subsidiaries are, and at all times prior hereto have been, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) neither the Company nor any of its subsidiaries has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except for any such instances of non-compliance with Environmental Laws, failures to receive required permits, licenses or other approvals or liabilities that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party that could reasonably be expected to have a Material Adverse Effect, (y) neither the Company nor any of its subsidiaries is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company or any of its subsidiaries, and (z) neither the Company nor any of its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(nn) Tax Returns. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof (which returns are complete and correct in all material respects), subject to permitted extensions, and have timely paid all taxes required to be paid by them and any other assessments, fines or penalties levied against any of them, to the extent any of the foregoing are due and payable, except for (i) those failures to file or pay that could not reasonably be expected to have a Material Adverse Effect or (ii) any such tax payment, assessment, penalty or fine that is currently being contested in good faith by appropriate proceedings.

(oo) ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, excluding any reportable event for which a waiver could apply, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur that will, individually or in the aggregate, have a Material Adverse Effect and (C) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA) that will, individually or in the aggregate, have a Material Adverse Effect; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, to the knowledge of the Company or any member of its Controlled Group, whether by action or by failure to act, which would cause the loss of such qualification, except for any such actions or failures to act that could not, individually or in the aggregate, have a Material Adverse Effect.

(pp) Statistical and Market-Related Data. The statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.

(qq) Investment Company. Neither the Company nor any of its subsidiaries is and, as of each applicable Representation Date, Applicable Time and Settlement Date, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, none of them will be (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(rr) Summaries of Capital Stock and the Equity Distribution Agreement. The statements set forth in the Registration Statement and the Prospectus under the caption “Description of Capital Stock” and “Plan of Distribution”, insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(ss) No Brokers. Except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Managers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(tt) Other Sales. The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(uu) Stabilization. The Company and its affiliates have not taken, directly or indirectly, any action that has constituted, or that was designed to or could reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(vv) NYSE Listing of Common Stock. The Shares shall have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE.

(ww) Distribution of Offering Materials. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Prospectus and any press release or other announcement permitted by Rule 134 on behalf of the Company.

(xx) No Employment Law Violations. Neither the Company nor any of its subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(yy) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the

Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in (i) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) a violation by any such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(zz) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of its subsidiaries is, threatened.

(aaa) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, employee or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use any of the proceeds of the offering or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) to fund or facilitate any activities of or any business in any Sanctioned Country or (iii) in any other manner that could result in a violation by any person

(including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(bbb) Distribution Restrictions. None of the Company’s subsidiaries is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except (i) pursuant to the SemGroup Credit Agreement and (ii) for such prohibitions mandated by the laws of each such subsidiary’s state of formation and applicable organizational documents.

(ccc) Actively Traded Security. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(ddd) Proprietary Trading by the Managers. The Company acknowledges and agrees that the Managers have informed the Company that each Manager may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by such Manager in a Terms Agreement; provided that no such purchase or sales by a Manager shall take place while a Terms Agreement is in effect with respect to such Manager (except (i) as agreed by such Manager in the Terms Agreement or (ii) to the extent such Manager may engage in sales of Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(eee) Other Sales Agency Agreements. The Company is not a party to any other ongoing sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Common Stock in accordance with Rule 415(a)(4) of the Securities Act.

Any certificate signed by any officer of the Company and delivered to the Managers or their counsel in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Managers.

3. Sale and Delivery to the Managers; Settlement.

(a) Sale of Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Managers, acting as sales agents, and each Manager agrees to use its commercially reasonable efforts to sell, as agent for the Company, the Shares on the following terms:

(1) The Shares are to be sold by one of the Managers on a daily basis or otherwise as shall be agreed to by the Company and such Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”), (B) the Company, through any of the individuals listed as authorized representatives of the Company on Exhibit A hereto (which may be updated from time to time by a certificate from the Company to the Managers) (the “Authorized Company Representatives”) has instructed any of the individuals listed as authorized representatives of such Manager on Exhibit A hereto (which may be updated from time to time by a certificate from such Manager to the Company) (the “Authorized Manager Representatives”) by telephone (confirmed promptly by electronic mail) to make such sales, and (C) the Company has satisfied its obligations under Section 6 of this Agreement. The Company will designate (i) the maximum amount of the Shares to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and (ii) the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to sell on a particular day all of the Shares designated for the sale by the Company on such day. The gross sales price of the Shares sold under this Section 3(a) shall be the market price for the Company’s Common Stock sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Shares. For the avoidance of doubt, the Company shall submit instructions to sell Shares to only one Manager, if any, on any single Trading Day.

(2) The Company acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling Shares, (ii) no Manager will incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Agreement and (iii) no Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Company in writing pursuant to a Terms Agreement.

(3) Notwithstanding the foregoing, the Company, through any of the Authorized Company Representatives, may instruct the Authorized Manager Representatives by telephone (confirmed promptly by electronic mail) not to sell Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. The Company or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Shares with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. During any such period of suspension, the Company shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 4(n)–(p), be deemed to affirm any of the representations or warranties contained in this Agreement, or be obligated to conduct any due diligence session as referred to in Section 4(l) until the termination of the suspension and the recommencement of the offering of the Shares pursuant to this Agreement (which recommencement shall constitute a Representation Date).

(4) Subject to the terms of a Terms Agreement, the Managers may sell Shares (i) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock, (ii) to or through a market maker, or (iii) directly on or through an electronic communication network, a “dark pool” or any similar market venue. Subject to the terms of a Terms Agreement, the Managers may also sell Shares by any other method permitted by law, including but not limited to in privately negotiated transactions.

(5) The compensation to each Manager for sales of the Shares with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Shares sold pursuant to this Section 3(a) and payable as described in Section 3(b) below. The foregoing rate of compensation shall not apply when any Manager acts as principal, in which case the Company may sell Shares to such Manager as principal at a price mutually agreed upon at the relevant Applicable Time pursuant to a Terms Agreement.

(6) Each Manager acting as sales agent hereunder shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the NYSE each day in which the Shares with respect to which such Manager is acting as sales agent are sold under this Section 3(a) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds, the compensation payable by the Company to such Manager with respect to such sales and the Net Proceeds (as defined below) payable to the Company. At each Manager’s election, such compensation shall either be (i) set forth and invoiced in periodic statements from such Manager to the Company, with payment to be made by the Company promptly after its receipt thereof or (ii) deducted by the Manager from the payment of the gross sales proceeds to the Company as set forth in Section 3(b) below.

(b) Settlement of Shares. Settlement for sales of Shares pursuant to Section 3(a) will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Manager acting as sales agent at which such Shares were sold, after deduction for (i) such Manager’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 3(a)(5) hereof, (ii) any other amounts due and payable by the Company to such Manager hereunder pursuant to Section 5 and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting the applicable Manager’s or its designee’s account (provided such Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust

Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Company and such Manager which in all cases shall be freely tradable, transferable shares eligible for delivery through DTC. On each Settlement Date, the applicable Manager will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 7(a) hereto, it will (i) indemnify and hold the applicable Manager harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay to such Manager any commission to which it would otherwise have been entitled absent such default. If any Manager breaches this Agreement by failing to deliver Net Proceeds to the Company on any Settlement Date for the Shares delivered by the Company, the Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(d) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares, if after giving effect to the sale of such Shares, the aggregate offering price of the Shares sold pursuant to this Agreement would exceed the lesser of (i) the amount available for offer and sale under the currently effective Registration Statement and any subsequent Registration Statement relating to the Shares, and (ii) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Managers in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the board of directors of the Company or a duly authorized committee thereof, and notified to the Managers in writing. Further, under no circumstances shall the aggregate offering price of Shares sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed $300,000,000.

(e) Black-out Limitations. Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct any Manager to offer or sell, any Shares through such Manager as agent (and, by notice to such Manager given by telephone (confirmed promptly by facsimile or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and such Manager shall not be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 3(f)(i) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(f) If the Company wishes to offer or sell Shares to any Manager as agent at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Manager (with a copy to counsel to such Manager) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Manager, and, prior to its filing, obtain the written consent of such Manager to such filing (which consent shall not be unreasonably withheld), (ii) provide such Manager with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 4(n)-(p) hereof, (iii) afford such Manager the opportunity to conduct a due diligence review in accordance with Section 4(l) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provision of clause (ii) of Section 3(e) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 3(f) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 4(n)-(p) hereof, and (B) this Section 3(f) shall in no way affect or limit the operation of clause (i) of Section 3(e) hereof, which shall have independent application.

4. Covenants of the Company.

The Company covenants with the Managers as follows:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by any Manager under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), (i) the Company will notify the Managers promptly of the time when any subsequent amendment to the Registration Statement or a new Registration Statement relating to the Shares, other than documents incorporated by reference, has been filed with the Commission or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information relating thereto; (ii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, or a new Registration Statement relating to the Shares, other than documents incorporated by reference, relating to the Shares or a security convertible into the Shares unless a copy thereof has been submitted to the Managers within a reasonable period of time before the filing and the Managers have not reasonably objected thereto, unless the Company shall have determined based upon the advice of counsel that such amendment, supplement or filing is required by law (provided, however, that the failure of any Manager to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect such Manager’s right to rely on the representations and warranties made by the Company in this Agreement), and the Company will furnish to the Managers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iii) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) (without reliance on Rule 424(b)(8) under the Securities Act).

(b) Notice of Commission Stop Orders. The Company will advise the Managers, promptly after they receive notice or obtain knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Shares for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof as soon as practicable.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to the Managers and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein, except for those documents available via EDGAR) and all amendments and supplements to the Registration Statement or Prospectus, other than documents incorporated by reference, that are filed with the Commission during any period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act (including, if requested, all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Managers may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Shares (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Managers or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the applicable Manager to suspend the offering of Shares during such period and the Company will use its commercially reasonable efforts promptly to prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Managers such number of copies of such amendment or supplement as the Managers may reasonably request.

(e) Blue Sky and Other Qualifications. The Company will, if necessary for the qualification of the Shares for sale under the laws of such jurisdictions as any Manager may designate, furnish such information as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as any Manager may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares and will pay any fee of FINRA in connection with its review, if any, of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(f) Rule 158. The Company will make generally available to its shareholders as soon as practicable an earnings statement for the purposes of, and to provide to the Managers the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its commercially reasonable efforts to cause the Shares to be listed on the NYSE.

(i) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(j) Notice of Other Sales. At any time that sales of the Shares have been made but not settled or at any time the Company has outstanding with any Manager any instructions to sell the Shares but such instructions have not been fulfilled or cancelled, the Company will not, without (i) giving the Managers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Managers suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Managers in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415, a registration statement on Form S-8 or Form S-4 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Common Stock to be offered and sold through any Manager pursuant to this Agreement and (y) equity incentive awards approved by the board of directors of the Company or the compensation committee thereof or the issuance of Common Stock upon vesting thereof or the issuance of Common Stock pursuant to the Company’s employee stock purchase plan or (z) the issuance of any Common Stock to a seller in connection with any acquisition from such seller, provided, that in connection with such issuance, the seller(s) agrees in writing to be bound by the provisions of this Section 4(j).

(k) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to instruct any Manager to sell Shares under this Agreement, advise the Managers promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Managers pursuant to this Agreement.

(l) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Managers or their agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Managers may reasonably request.

(m) Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Shares sold through the Managers, the Net Proceeds to the Company and the compensation payable by the Company to the Managers with respect to such Shares.

(n) Representation Dates; Certificate. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and:

(1) each time the Company:

(i) files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares;

(ii) files an annual report on Form 10-K under the Exchange Act;

(iii) files a quarterly report on Form 10-Q under the Exchange Act; or

(iv) files a report on Form 8-K containing amended financial information (other than an earnings release or to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act;

(2) at any time the Shares are delivered to any Manager as principal pursuant to a Terms Agreement; and

(3) at any other time reasonably requested by the Managers (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 4(n) shall be a “Representation Date”), the Company shall furnish the Managers (or in the case of clause (2) above, the relevant Manager party to such Terms Agreement) with a certificate, in the form attached hereto as Exhibit F within three Trading Days of any Representation Date. The requirement to provide a certificate under this Section 4(n) shall be waived for any Representation Date occurring at a time at which no instruction by the Company to any Manager to sell Shares under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an instruction to any Manager to sell Shares pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Managers with a certificate under this Section 4(n), then before the Company delivers an instruction pursuant to Section 3(a) or any Manager sells any Shares, the Company shall provide such Manager with a certificate, in the form attached hereto as Exhibit F, dated the date of such instruction.

(o) Legal Opinions. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause to be furnished to the Managers a written opinion of (i) Conner & Winters, LLP, or other counsel satisfactory to the Managers, (ii) the general counsel of the Company, or other counsel satisfactory to the Managers and (iii) Dentons López Velarde, S.C., or other counsel satisfactory to the Managers, each in form and substance satisfactory to the Managers and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit C, Exhibit D and Exhibit E, respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion delivered under this Section 4(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p) Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause BDO USA, LLP (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Managers a letter or letters (the “Comfort Letters”) with respect to each of the entities for which financial statements are included or incorporated by reference in the Registration Statement, dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Managers, each (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB (or, with respect to any financial statements prepared in accordance with Rule 3-05 or 3-09 of Regulation S-X under the Securities Act with respect to a company that is not required to have PCAOB compliant financial statements, the American Institute of Certified Public Accountants), (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q) Opinion of Counsel for the Managers. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Managers shall have received the written opinion or opinions of Baker Botts L.L.P., counsel for the Managers, dated such date, with respect to such matters as the Managers may reasonably request.

(r) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than the Managers; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Company during the three Trading Days before or after any sale of any Shares pursuant to this Agreement.

(s) No Offer to Sell. The Company will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by the Managers as principal or agent hereunder.

(t) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Managers and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

5. Payment of Expenses.

The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus, and all amendments or supplements as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vi) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (vii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (viii) the reasonable fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder. Except as otherwise provided in this Section 5, the Managers will pay all of their own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

6. Conditions of the Managers’ Obligations.

The respective obligations of the Managers hereunder with respect to a sale of Shares will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Shares pursuant to this Agreement and (ii) the sale of all Shares contemplated to be issued by any instruction by the Company given to any Manager pursuant to Section 3(a).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or such incorporated documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the general affairs, condition (financial or other), management, business, prospects, assets or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.

(d) Opinions of Counsel. The Managers shall have received the opinion of each counsel required to be delivered pursuant to Section 4(o).

(e) Representation Certificate. The Managers shall have received the certificate required to be delivered pursuant to
Section 4(n).

(f) Accountant’s Comfort Letters. The Managers shall have received the Comfort Letters required to be delivered pursuant Section 4(p).

(g) Approval for Listing. The Shares shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Shares on NYSE at, or prior to, the issuance of any instruction to any Manager to sell Shares pursuant to Section 3(a).

(h) No Objection. Prior to the issuance of any instruction of the Company pursuant to Section 3(a), FINRA shall not have raised any objections with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i) No Suspension. Trading in the Shares shall not have been suspended on the NYSE.

(j) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 4(n), counsel for the Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any instruction of the Company pursuant to Section 3(a) shall have been made within the applicable time period prescribed for such filing by Rule 424.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Manager, its affiliates, directors, officers, employees and agents, and each person who controls any Manager within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in any Prospectus or any Issuer Free Writing Prospectus a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Managers specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Managers consists of the information described as such in Section 7(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to such Manager, but only with reference to any written information furnished to the Company by or on behalf of the Managers specifically for inclusion in the Registration Statement and the Prospectus, it being understood and agreed that the only such information furnished by or on behalf of the Managers for inclusion in the Registration Statement and the Prospectus consists of the name of each Manager. This indemnity agreement will be in addition to any liability which each Manager may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each Manager, severally and not jointly, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and each such Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by such Manager on the other from the offering of the Shares; provided, however, that in no case shall any Manager be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and each Manager, severally and not jointly, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of such Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by such Manager shall be deemed to be equal to the total commissions received by such Manager. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or such Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7(d), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Shares purchased by it and distributed to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls any Manager within the meaning of either the Securities Act or the Exchange Act and each affiliate, director, officer, employee and agent of any Manager shall have the same rights to contribution as the Managers, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Managers or controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares to any Manager.

9. Termination of Agreement.

(a) Termination by the Company. The Company shall have the right, by giving notice as hereinafter specified to terminate this Agreement as to any or all Managers in its sole discretion at any time after the date of this Agreement; provided, however, that with respect to any pending sale, through any Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination.

(b) Termination by any Manager. Each Manager shall have the right, by giving notice as hereinafter specified, to terminate its obligations under this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Automatic Termination. Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Managers on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the amount set forth in Section 1 of this Agreement.

(d) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to
Sections 9(a), (b) or (c) above or otherwise by mutual agreement of the parties.

(e) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by such Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.

(f) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and except that, in the case of any termination of this Agreement, Section 2, Section 7, Section 8 and Section 18 hereof shall survive such termination and remain in full force and effect.

10. Notices. Except as otherwise provided in this Agreement, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Company, will be mailed or delivered to the address of the Company set forth in the Registration Statement, Attention: Candice L. Cheeseman (fax: 918-524-8687); or if sent to Wells Fargo Securities, LLC, will be mailed or delivered to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax: 212-214-5918); or if sent to Citigroup Global Markets Inc., will be mailed or delivered to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10012, Attention: General Counsel; or if sent to SunTrust Robinson Humphrey, Inc., will be mailed or delivered to SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road, 8th Floor, Atlanta, GA 30326, Attention: General Counsel.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. Applicable Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

13. Venue. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court within the Borough of Manhattan of New York City, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the jurisdiction of such courts in any such suit, action or proceeding.

14. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission.

16. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Shares or any securities pursuant to this Agreement.

“Commission” means the Securities and Exchange Commission.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Effective Date” means any date as of which any part of such registration statement relating to the Shares became, or is deemed to have become, effective under the Securities Act, in accordance with the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Investment Company Act” means the Investment Company Act of 1940, as amended.”

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares.

“NYSE” means the New York Stock Exchange.

“Rule 134,” “Rule 172,” “Rule 175(b),” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Shares under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Shares by the Managers outside of the United States.

17. Research Analyst Independence. The Company acknowledges that the Managers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Managers’ research analysts may hold views and make statements or investment recommendations or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Managers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Managers’ investment banking divisions. The Company acknowledges that each of the Managers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

18. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and each Manager and any affiliate through which it may be acting, on the other, (b) each Manager is acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Managers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that any Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Managers.

Very truly yours,

SemGroup Corporation

By:	/s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
	Title:	Senior Vice President and Chief Financial Officer

Signature Page to Equity Distribution Agreement

Accepted:

Wells Fargo Securities, LLC

By:	/s/ Richard Tobin
	Name:	Richard Tobin
	Title:	Managing Director

Citigroup Global Markets Inc.

By:	/s/ Bradley Epstein
	Name:	Bradley Epstein
	Title:	Vice President

SunTrust Robinson Humphrey, Inc.

By:	/s/ John Williams
	Name:	John Williams
	Title:	Managing Director

Signature Page to Equity Distribution Agreement

EXHIBIT A

AUTHORIZED REPRESENTATIVES

Wells Fargo Securities, LLC

Jennifer Lynch

William O’Connell

Josie Callanan

Elizabeth Alvarez

John Cronin

Thomas DeLoache

Richard Maxwell

Bernard Chang

Michael Shih

Juan Miguel Bermudez

Citigroup Global Markets Inc.

Mark Richman

Matthew Morris

SunTrust Robinson Humphrey, Inc.

Keith Carpenter

Geoff Fennel

SemGroup Corporation

Robert N. Fitzgerald

Alisa Perkins

A-1

EXHIBIT B

LIST OF JURISDICTIONS, FOREIGN QUALIFICATION AND OWNERSHIP

PERCENTAGE

Subsidiary	Jurisdiction of Organization	Foreign Qualifications	Aggregate Direct or Indirect Ownership Percentage
Rose Rock Midstream Operating, LLC	Delaware	N/A	100%

Rose Rock Midstream Crude, L.P.	Delaware	Colorado, Kansas, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oklahoma, South Dakota, Texas, Wisconsin, Wyoming	100%

SemCrude Pipeline, L.L.C.	Delaware	N/A	100%

White Cliffs Pipeline, L.L.C.	Delaware	Colorado, Kansas, Oklahoma	51%

Wattenberg Holding, LLC	Oklahoma	Colorado	100%

SemGas, L.P.	Oklahoma	Kansas, Texas	100%

SemCanada, L.P.	Oklahoma	N/A	100%

SemCanada II, L.P.	Oklahoma	N/A	100%

SemCAMS ULC	Nova Scotia	Alberta and British Columbia	100%

SemMaterials Mexico S. de R.L. de C.V.	Mexico	N/A	100%

SemGroup Netherlands B.V.	The Netherlands	N/A	100%

B-1

EXHIBIT C

FORM OF OPINION OF CONNER & WINTERS, LLP

1. Each of the Company and each of the subsidiaries set forth on Schedule I (the “Subsidiaries”) is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. In rendering such opinion, such counsel may state that the opinion in the first sentence of such paragraph is based solely on such counsel’s review of certificates of good standing or similar certifications received from jurisdictions listed on Annex A. Each of the Company and its Subsidiaries has all power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged.

2. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus under the heading “Description of Capital Stock.”

3. The Shares to be issued and sold by the Company under the Agreement have been duly authorized and, upon payment and delivery in accordance with the Agreement, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Certificate of Incorporation and Bylaws of the Company (the “Governing Documents”).

4. Except as described in the Registration Statement and the Prospectus, (i) there are no options, warrants or other rights to purchase, any restrictions upon the voting or transfer of, or agreements or other obligations to issue or rights to convert any securities into or exchange any securities for Shares of the Company under any Governing Document or, to such counsel’s knowledge, any other agreement, and (ii) no Person has the right, which has not been waived, under any Governing Document or, to such counsel’s knowledge, other agreement to require the registration under the Securities Act of any sale of securities issued by the Company, by reason of the filing or effectiveness of the Registration Statement.

5. The Agreement has been duly and validly authorized, executed and delivered by the Company.

6. Subject to customary assumptions and qualifications, the execution and delivery of the Agreement and the issuance and sale of the Shares by the Company pursuant to the Agreement do not:

a.	violate the Company’s Governing Documents; or

b.	result in the breach of or a default under the SemGroup Credit Agreement or any of the agreements of the Company or its Subsidiaries that were identified to such counsel by an officer of the Company as being material to the Company and its Subsidiaries, taken as a whole, and listed in Exhibit A; or

c.

violate any federal, New York or Oklahoma statute, rule or regulation, the General Corporation Law of the State of Delaware (the “DGCL”), or the court or governmental orders, writs, judgments or decrees specifically directed to the

Company that were identified to such counsel by an officer of the Company as being material to the Company and its Subsidiaries, taken as a whole, and listed in Exhibit B, applicable to the Company and its Subsidiaries; or

d.	require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal, New York or Oklahoma statute, rule or regulation applicable to the Company or under the DGCL that have not been obtained or made.

7. The Registration Statement is effective under the Securities Act, and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

8. The Registration Statement at the latest effective date, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel expresses no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, or assessments of or reports on the effectiveness of internal control over financial reporting included in, incorporated by reference in or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, such counsel may assume that the statements made in the Registration Statement and the Prospectus are correct and complete.

9. The statements made in each of the Registration Statement and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute summaries of the terms of the Class A Common Stock (including the Shares), constitute accurate summaries of the terms of such Class A Common Stock in all material respects.

10. The Company is not, and after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the States of New York and Oklahoma and the DGCL and that such counsel is not admitted in the State of Delaware, and (ii) rely upon such certificates, assumptions, limitations and qualifications as are customary in connection with rendering such opinion.

Such counsel has reviewed the Registration Statement and the Prospectus and has participated in conferences with officers and other representatives of the Company, representatives of its independent registered public accounting firm and with the Managers’

representatives and their counsel, at which the contents of the Registration Statement, the Prospectus and related matters were discussed. The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement or the Prospectus, and such counsel has not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement and the Prospectus involve matters of a non-legal nature. Accordingly, such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement and the Prospectus (except to the extent stated in paragraph 9 above). Subject to the foregoing and on the basis of the information such counsel gained in the course of performing the services referred to above, such counsel advises the Managers that no facts came to the attention of such counsel that caused it to believe that:

(i) the Registration Statement, as of the most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(ii) the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no comment or belief with respect to the financial statements, schedules or other financial data or assessments or reports on the effectiveness of internal control over financial reporting contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus. For purposes hereof, the most recent effective date is November 8, 2016, the date on which the Prospectus was first filed with the Commission.

EXHIBIT D

FORM OF OPINION OF GENERAL COUNSEL

1. To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus but are not so described as required by the Securities Act.

I have participated in conferences with officers and other representatives of the Company and its subsidiaries, the independent registered public accounting firm for the Company, your counsel and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although I have not independently verified and am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as and to the extent set forth in paragraph 1 above), on the basis of the foregoing (relying with respect to factual matters to the extent I deem appropriate upon statements by officers and other representatives of the Company and its subsidiaries), I confirm to you that no facts have come to my attention that have led me to believe that (i) the Registration Statement, as of the most recent effective date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that I express no opinion, statement or belief in this letter with respect to (i) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting data, included in, or excluded from, the Registration Statement or the Prospectus and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement. For purposes hereof, the most recent effective date is November 8, 2016, the date on which the Prospectus was first filed with the Commission.

I express no opinion as to the laws of any jurisdiction other than applicable laws of the State of Oklahoma. References herein to “applicable laws” mean those laws, rules and regulations that, in my experience, are normally applicable to transactions of the type contemplated by the Agreement, without my having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust laws, rules or regulations.

Conner & Winters, LLP and Baker Botts L.L.P. are each authorized to rely upon this opinion letter in connection with the offering as if such opinion letter were addressed and delivered to them on the date hereof; provided that this opinion letter may be relied upon by the Managers and their counsel only in connection with the offering and no other use or distribution of this opinion letter may be made without my prior written consent.

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EXHIBIT E

FORM OF OPINION OF DENTONS LÓPEZ VELARDE, S.C.

1. SemMaterials Mexico S. de R.L. de C.V. has been duly incorporated and is validly existing as a limited liability company of variable capital (sociedad de responsabilidad limitada de capital variable), in good standing under the laws of Mexico, with full power and authority to own, lease and operate its properties and conduct its business as it is currently conducted.

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EXHIBIT F

SEMGROUP CORPORATION

OFFICER CERTIFICATE

[Date]

The undersigned, the duly qualified and elected [●], of SemGroup Corporation, a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 4(n) of the Equity Distribution Agreement dated November 8, 2016 (the “Agreement”) between the Company and Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and SunTrust Robinson Humphrey, Inc., that to the knowledge of the undersigned, in [his/her] capacity as an officer of the Company and not in [his/her] individual capacity:

1. The representations and warranties of the Company in Section 2 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date;

2. The Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by the Managers); and

3. Conner & Winters, LLP and Baker Botts L.L.P. are entitled to rely on this certificate in connection with the opinion that each such firm is rendering pursuant to Section 4 of the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date first set forth above.

By:
Name:
Title:

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